UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                          Date of Report: June 16, 1997
                        (Date of earliest event reported)


                           COMMUNITY BANK SYSTEM, INC.
             (Exact name of registrant as specified in its charter)



        Delaware                         0-11716                 16-1213679
(State or other Jurisdiction    (Commission File Number)    (I. R. S. Employer
of incorporation)                                        Identification number)


                 5790 Widewaters Parkway, DeWitt, New York 13214
               (Address of principal executive offices) (Zip Code)


                          Registrant's telephone number
                       including area code: (315) 445-2282


                                 Not Applicable
          (Former name or former address, if changed since last report)

Items 1-4.                          Not Applicable

Item 5.                             Other Events

News Release dated August 4, 1997 announcing the purchase of 20 branch offices in two separate transactions. Eight (8) branch offices purchased from KeyBank N.A. (New York) on June 16, 1997 and twelve (12) branch offices purchased from Fleet Bank on July 18, 1997.

NEWSRELEASE
COMMUNITY BANK SYSTEM, INC.
5790 Widewaters Parkway
DeWitt, New York  13214
                                                           For further
                                                           information
                                                           please
                                                           contact:

                                                David G. Wallace
                                                SVP and Chief Financial Officer
                                                Office:  315/445-2282
                                                FAX:    315/445-2997

FOR IMMEDIATE RELEASE

                   COMMUNITY BANK, N.A. PURCHASES 20 BRANCHES

         SYRACUSE, NY, August 4, 1997 ----- Community Bank, N.A. (CBNA), a wholly-owned banking subsidiary of Community Bank System, Inc. (NASDAQ NMS:
CBSI), is pleased to announce the successful completion of its purchase, in separate transactions, of eight Western New York branches from KeyBank N.A. (New
York) ("Key") and twelve Northern New York branches from Fleet Bank ("Fleet"). The acquisition of the branches from Key closed on June 16, 1997, while the acquisition of the Fleet branches closed on July 18, 1997.

         The branches and their respective counties are: Alfred, Cuba, and Wellsville in Allegany County; Gowanda in Cattaraugus County; Clymer, Cassadaga, Ripley, and Sherman in Chautauqua County for the Key branch acquisition; and Ogdensburg(2), Gouverneur, and Massena(2) in St. Lawrence County; St. Regis Falls in Franklin County; Lowville in Lewis County; Old Forge in Herkimer County; Boonville in Oneida County; and Clayton and Watertown(2) in Jefferson County for the Fleet branch acquisition. As a result of these purchases, the bank's assets have been increased to in excess of $1.6 billion and its branch network has been expanded to 68 customer facilities. Within 90 days, three of these facilities are expected to be closed, with customers being serviced at other CBNA locations.

         Sanford A. Belden, President and Chief Executive Officer of CBNA, welcomed the customers and employees in these branches, stating that the new locations strategically fill in or add adjacent markets to CBNA's existing branch network, strengthen service delivery efficiency, and enlarge the marketplace for loan and fee income products.

         CBSI is a registered bank holding company based in DeWitt, New York. CBNA, its wholly-owned banking subsidiary, serves customers throughout Northern New York, the Finger Lakes region, the Southern Tier, and Southwestern New York. CBSI is also parent to Benefit Plans Administrative Services, Inc. (BPA), a pension administration and consulting firm located in Utica, New York serving sponsors of defined benefit and defined contribution plans.

                                   ***

                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                    Community Bank System, Inc.
                                                    (Registrant)


                                                    by:/s/ Sanford A. Belden
                                                       Sanford A. Belden
                                                       President and
                                                       Chief Executive Officer



August 4, 1997